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                            INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 333-46659 of Golf Trust of America, Inc. on Form S-8 of our report dated March 9, 1998, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 1997.



Charlotte, North Carolina                                   BDO Seidman, LLP
March 9, 1998